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                                                                EXHIBIT 23.2

We have issued our reports dated February 14, 1996 accompanying the consolidated financial statements and schedule of Michael Foods, Inc. and subsidiaries appearing in the 1995 Annual Report of the Company to shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 17, 1997



We have issued our reports dated February 15, 1996 accompanying the consolidated financial statements and schedule of North Star Universal, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 17, 1997



We have issued our reports dated February 15, 1996 accompanying the combined financial statements and schedule of ENStar (an operating unit of North Star Universal, Inc. as of such date) included in the North Star Universal, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 17, 1997